UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 19, 2011, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Repligen Corporation (“Repligen”), the Board acted to replace Alexander Rich, M.D. with Alfred L. Goldberg, Ph.D. on the Board’s Compensation Committee, effective as of such date.

Important Information

In connection with the solicitation of proxies, on July 29, 2011, Repligen filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with Repligen’s 2011 Annual Meeting (the “Proxy Statement”). REPLIGEN’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY REPLIGEN WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, Repligen files annual, quarterly and current reports with the SEC. These other reports, the Proxy Statement and other solicitation materials can be obtained free of charge at the SEC’s web site at www.sec.gov or from Repligen’s website at www.repligen.com. The Proxy Statement and copies of other solicitation materials can also be obtained at no charge at www.proxyvote.com or by writing to Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453, Attention: Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: September 19, 2011	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer